UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2006 (August 15, 2006)

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive Houston, Texas	77079-4141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 15, 2006, GlobalSantaFe entered into a five-year, $500 million revolving credit facility with Citibank, N.A. as swingline lender, Citibank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, Bank of America, N.A., HSBC Bank USA, National Association and The Royal Bank of Scotland PLC, as co-documentation agents, Citibank, N.A. and Wells Fargo Bank, N.A., as issuing banks of Letters of Credit and the other lenders named therein. The credit facility terminates on August 15, 2011. Borrowings may be made under the facility (i) at the base rate, determined as the greater of the prime loan rate announced by Citibank, N.A. in New York or the sum of the weighted average overnight federal funds rate published by the Federal Reserve Bank of New York plus 50 basis points, and (ii) at the London interbank offered rate plus 23.5 basis points for loans in Euros, based on current credit ratings. GlobalSantaFe pays, based on current credit ratings and as applicable, a facility fee (6.5 basis points per annum) on the total commitments under the credit facility regardless of usage, a letter of credit fee (23.5 basis points per annum) on the face amount of any letter of credit issued, and a utilization fee (5 basis points per annum), that applies if borrowings and letters of credit any time equal or exceed 50% of the total commitments under the credit facility. Changes in credit ratings could lower or raise the fees that GlobalSantaFe pays under the facility. The facility contains customary covenants, including a debt to total tangible capitalization covenant. GlobalSantaFe’s borrowings under the facility will be guaranteed by GlobalSantaFe International Drilling Inc., a wholly owned subsidiary of GlobalSantaFe, after the time, if any, that the aggregate principal amount of outstanding indebtedness of GlobalSantaFe’s subsidiaries, subject to certain exceptions, exceeds 10% of its consolidated net assets.

Borrowings under the facility are available upon customary terms and conditions for facilities of this type and are subject to acceleration upon the occurrence of events of default that GlobalSantaFe considers usual and customary. On August 18, 2006, no borrowings had been made under the facility.

The credit agreement is filed as Exhibit 10.1 to this report and is incorporated by reference herein. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the credit agreement.

Item 7.01 Regulation FD Disclosure

On August 15, 2006, GlobalSantaFe issued a press release announcing the entrance into the Revolving Credit Agreement. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9. 01 Financial Statements and Exhibits.

(d)    Exhibits

10.1	Revolving Credit Agreement, dated as of August 15, 2006, among GlobalSantaFe Corporation, the lenders from time to time parties thereto, Citibank, N.A., Wells Fargo Bank, N.A., Bank of America, N.A., HSBC Bank USA, National Association and The Royal Bank of Scotland PLC.

99.1	Press Release of GlobalSantaFe Corporation dated August 15, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE CORPORATION

By:	/s/ Alexander A. Krezel
Alexander A. Krezel
Vice President, Secretary and
Associate General Counsel

Date: August 18, 2006

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EXHIBIT INDEX

No.	Description

10.1	Revolving Credit Agreement, dated as of August 15, 2006, among GlobalSantaFe Corporation, the lenders from time to time parties thereto, Citibank, N.A., Wells Fargo Bank, N.A., Bank of America, N.A., HSBC Bank USA, National Association and The Royal Bank of Scotland PLC.

99.1	Press Release of GlobalSantaFe Corporation dated August 15, 2006.

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